SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                November 30, 2001

                Date of Report (Date of earliest event reported)

                                 CONSYGEN, INC.
               (Exact Name of Registrant as Specified in Charter)

           Texas                       17598                   76-0260145
(State or Other Jurisdiction of    (Commission               (I.R.S. Employer
Incorporation or Organization)     File Number)              Identification No.)

    125 South 52nd Street, Tempe, AZ                            85281
(Address of Principal Executive Offices)                      (Zip Code)

                                 (480) 394-9100
              (Registrant's telephone number, including area code:)

                                       N/A
          (Former Name of Former Address, if Changed Since Last Report)

Item 3: BANKRUPTCY OR RECEIVERSHIP

         On December 20, 2001, ConSyGen, Inc. ("ConSyGen") commenced preparations to file a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court in Phoenix, AZ (the "Bankruptcy Court").

         ConSyGen will continue to operate on a business-as-usual basis while restructuring.

         A letter to ConSyGen shareholders was posted on ConSyGen's publicly-accessible Internet website (www.consygen.com) to inform ConSyGen shareholders of the circumstances surrounding the steps leading to the petition. This letter is attached hereto as Exhibit 99.1.

Item 5: OTHER EVENTS.

         ConSyGen, Inc. accepted the resignation of its Chairman, Mr. Howard R. Baer, effective as of November 30, 2001. Copy of the letter of resignation is attached hereto as Exhibit 99.2.

         ConSyGen, Inc. accepted the resignations of its President and Chief Executive Officer, Mr. Bruce R. Shirey, on December 12, 2001, and the resignation of its Chief Financial Officer, Mr. Eric J. Strasser, on December 11, 2001.


Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (c) EXHIBITS.

EXHIBIT NO.     DESCRIPTION

   99.1 Letter to shareholders, dated December 19, 2001, reporting the circumstances relating to the filing of petition for relief under Chapter 11 of the Bankruptcy Code.

   99.2         Letter of resignation, dated November 30, 2001, from Mr. Howard
                R. Baer, Chairman of the Board of ConSyGen.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     CONSYGEN, INC.
                                                     Registrant

Date: December 20, 2001                              By: /s/ A. Lewis Burridge
                                                     A. Lewis Burridge,
                                                     Vice-Chairman of the Board